Exhibit 10.11

FORM OF NONCOMPETITION AGREEMENT

AGREEMENT, made effective as of the     day of       ,       , by and among CPG International Holdings LP (“CPG LP”), a Delaware limited partnership, and its wholly owned subsidiaries, CPG International Inc., a Delaware corporation (“CPG International”), CPG International I Inc., a Delaware corporation (“CPG”), AZEK Building Products, Inc., a Delaware corporation (“AZEK”) and Scranton Products Inc., a Delaware corporation (“Scranton,” together with CPG LP, CPG International, CPG, AZEK, and Scranton, the “Companies” and each individually a “Company”), and                    (the “Covenantor”) (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Covenantor currently serves as                                of

WHEREAS, the Covenantor, by reason of his intimate involvement in the operations and management of CPG International and its subsidiaries and affiliates has acquired, and will continue to acquire, knowledge and expertise relating to the business and operations of the Companies;

WHEREAS, the Companies would not enter into the Employment Agreement, dated as of March 26, 2009 by and among the Companies and the Covenantor (the “Employment Agreement”), without obtaining the agreement that the expertise and knowledge of the Covenantor will not be put to any use which may in any way harm the Companies or their subsidiaries and affiliates or their interests; and

WHEREAS, Covenantor acknowledges that the Companies would not enter into the Employment Agreement unless Covenantor executes and delivers this Agreement, and wishes to forego his right to compete therewith with respect to the business of the Companies and their subsidiaries and affiliates.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto, intending legally to be bound, hereby agree as follows:

1.                                       Noncompetition; Nonsolicitation.

(a)                                  Subject to the provisions of Paragraph 1(c), from and after the date hereof and for the twenty-four (24) month period following termination of the Covenantor’s employment with the Companies, the Covenantor shall not, without the prior written consent of the Companies:

(i)                                     directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation or other business organization or entity, including, without limitation, as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity, render any service to (including the making of investments in or otherwise providing capital to) any competitor (or any person or entity that is reasonably anticipated to become a competitor within the term hereof) of any of the

Companies or their subsidiaries or affiliates, within the geographic areas described in Paragraph 1(b); it being understood that such a person, partnership, corporation or other business organization or entity is in competition with a Company or its subsidiaries or affiliates if it is then engaging or planning to engage within the term hereof, itself or through any joint venture, partnership or otherwise, in any business in which (A) any Company or its subsidiaries or affiliates (1) has been engaged in prior to the date hereof (unless such engagement has been terminated) or (2) is presently engaged in at the date hereof, or (B) any Company or its subsidiaries or affiliates is engaged in or has taken steps in preparation to engage in during the term hereof;

(ii)                                  induce or attempt to induce any person or entity which is or was a customer or client of any Company or its subsidiaries or affiliates, or becomes a customer or client of any Company or its subsidiaries or affiliates, to terminate its relationship or otherwise cease doing business in whole or in part with any Company or its subsidiaries or affiliates;

(iii)                               solicit, entice, induce or hire any person who is an employee, or becomes an employee, of any Company or its subsidiaries or affiliates to become employed by any other person, firm or corporation or to leave his or her employment with any Company or its subsidiaries or affiliates, or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

(iv)                              interfere with any relationship between any Company or its subsidiaries or affiliates and any of its or their customers or clients so as to cause harm to such Company or its subsidiaries or affiliates.

(b)                                 The restrictions contained in Paragraph l(a) shall apply in the specific geographic areas and customer markets within such geographic areas served by any Company or its subsidiaries or affiliates at any time during the term hereof.

(c)                                  Nothing in this Paragraph 1 shall prohibit the Covenantor from (i) engaging in any business that is not in competition with any Company or its affiliates or (ii) investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 2% of any class of securities of any corporation engaged in business in competition with any Company or its affiliates, and provided that such investment represents a passive investment and that neither the Covenantor nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations or otherwise takes any part in its business, other than exercising his or her rights as a shareholder, or seeks to do any of the foregoing.

2.                                       Non-Disclosure of Confidential Information.  The Covenantor agrees that on and after the date of this Agreement he shall not, without the prior written consent of each Company, use for himself or others, or divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any Confidential Information pertaining to the business of any Company or its or their affiliates, except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of such Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Covenantor to divulge, disclose or make accessible such information.  All Confidential Information in the Covenantor’s possession shall be returned to the Companies promptly following the date hereof.  The term “Confidential Information” shall mean non-public information concerning any Company or its or their affiliates, including, but not limited to, financial data, strategic business plans, product development or other proprietary product data, customer lists, consulting or licensing agreements, vendor lists, lists of potential customers, pricing and credit techniques, private processes, marketing plans, reports, summaries, analyses or other proprietary information now or hereafter in the possession of the Covenantor, except for specific items which have become publicly available information (other than such items which the Covenantor knows have become publicly available through a breach of fiduciary duty or any confidentiality agreement).

3.                                       Inventions.  The Covenantor shall promptly, and in any event no later than one (1) year after termination of his employment with the Companies, with respect to Inventions (as defined below) made or conceived by the Covenantor during his employment with any Company, either solely or jointly with others, if based on or related to or connected with the business of any Company or if any Company’s time, material, facilities or other employees contributed thereto:

(a)                                  Promptly and fully inform the Companies in writing of such Inventions;

(b)                                 Assign, and the Covenantor does hereby assign, to the Companies all of the Covenantor’s rights to such Inventions, if any, and to applications for letters patent and to letters patent granted upon such Inventions; and

(c)                                  Acknowledge and deliver promptly to the Companies (without charge to the Covenantor but at the expense of the Companies) such written instruments and do such other acts as may be reasonably necessary to obtain and maintain letters patent and to vest the entire right and title thereto in the Companies.

All Inventions, regardless of whether or not they are considered “works for hire,” shall for all purposes be regarded as acquired and held by the Covenantor for the benefit, and shall be the sole and exclusive property, of the Companies.  The term “Inventions” shall mean discoveries, developments, improvements, or inventions (whether patentable or not) related to the business of any Company.

4.                                       Non-Disparagement.  From and after the date hereof and following termination of the Covenantor’s employment with the Companies, the Covenantor agrees not to make any statement that that criticizes, ridicules, disparages or is otherwise derogatory of the Companies or any of their subsidiaries, affiliates, employees, officers, directors or stockholders.

5.                                       Remedy for Certain Breaches.

(a)                                  The Covenantor acknowledges and agrees that the restrictions on his activities under the provisions of Paragraphs 1, 2, 3 and 4 above are required for the reasonable protection of each Company.  The Covenantor further acknowledges and agrees that a breach of any of those obligations will result in irreparable harm to the Companies, for which there would be no adequate remedy at law, and therefore, the Covenantor irrevocably and unconditionally (i)

agrees that in addition to any other remedies which each Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, each Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, without the necessity of proving actual damage, restraining the Covenantor from doing or continuing to do or perform any acts constituting such breach or threatened breach, (ii) agrees that such relief and any other claim by any Company pursuant hereto may be brought in the United States District Court for the Southern District of New York, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of New York, (iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which the Covenantor may have to the laying of venue of any such suit, action or proceeding in any such court.

(b)                                 The Covenantor agrees that the existence of any claim or cause of action by the Covenantor against any Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by such Company of the provisions of this Agreement.

6.                                       Nature of Restrictions.  The Covenantor has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon each Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to any Company, do not stifle the inherent skill and experience of the Covenantor, would not operate as a bar to the Covenantor’s sole means of support, are fully required to protect the legitimate interests of each Company and do not confer a benefit upon any Company disproportionate to the detriment to the Covenantor.

7.                                       Warranties.  The Covenantor warrants and represents that he has full power and authority to enter into this Agreement for and on behalf of himself and that such act, and the performance of his obligations hereunder, will not conflict with any other agreements or undertakings to which he is a party or to which he is bound.

8.                                       Notices.  All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

If to the Covenantor:

If to any Company:

c/o AEA Investors LLC

55 East 52nd Street

New York, NY 10022

Attention: General Counsel

With copy to:

Fried, Frank, Harris, Shriver and Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Christopher Ewan, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof.  Other notices shall be deemed given on the date of receipt.  Any party hereto may change the address specified herein by written notice to the other parties hereto.

9.                                       Entire Agreement.  This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the obligations of the Covenantor and constitutes the entire agreement between the parties with respect to the matters herein provided.  No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each Company and the Covenantor.

10.                                 Binding Effect.  All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its, their or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the Companies and their successors and assigns, except that the duties and responsibilities of the Covenantor hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

11.                                 Reformation of Agreement; Severability.  In the event that any of the provisions of Paragraph 1, 2, 3 or 4 shall be found by a court of competent jurisdiction to be invalid or unenforceable to any extent for any reason, such court shall exercise its discretion in reforming such provision(s) to the end that the Covenantor shall be subject to nondisclosure, nonsolicitation and noncompetition covenants that are reasonable under the circumstances and enforceable by any Company.  In the event that any other provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

12.                                 Remedies; Waiver.  No remedy conferred upon any Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.  No delay or omission by any Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

13.                                 Counterparts.  This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

14.                                 Governing Law.  The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without application of conflict of laws principles.

15.                                 Headings.  The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CPG INTERNATIONAL HOLDINGS LP		CPG INTERNTIONAL I INC.

By:	CPG Holding I LLC
Its General Partner

By:		By:
	Name:	Name:
	Title:	Title:

CPG INTERNATIONAL INC.		SCRANTON PRODUCTS INC.

By:		By:
	Name:	Name:
	Title:	Title:

AZEK BUILDING PRODUCTS, INC.		COVENANTOR

By:
Name:
Title:

This form of Noncompetition Agreement has been entered into with the following executives:

Donald C. Wharton

Jason Grommon

Ken Buck